Exhibit 10.1
AMENDMENT NO. 1 TO DEPOSIT ESCROW AGREEMENT
     THIS AMENDMENT NO. 1 TO DEPOSIT ESCROW AGREEMENT (this “Amendment”) is dated as of December 29, 2008 by and among THE BANK OF NEW YORK MELLON, a New York Banking Corporation, as escrow agent (“Escrow Agent”), HEALTH SYSTEMS SOLUTIONS, INC., a Nevada corporation (“HSS”), and EMAGEON INC., a Delaware corporation (“Emageon”, and together with HSS the “Depositors”, and each individually a “Depositor”). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Escrow Agreement (as defined below)
RECITALS:
     WHEREAS, Escrow Agent and the Depositors are party to that certain Deposit Escrow Agreement dated as of October 21, 2008 (the “Escrow Agreement”);
     WHEREAS, the parties hereto desire to increase the amount deposited under the Escrow Agreement from $5,000,000 to $9,000,000 and to amend the distribution instructions for the aggregate Escrow Property as provided in this Amendment and as contemplated by Amendment No. 1 to the Merger Agreement; and
     WHEREAS, accordingly, the parties desire to amend the Escrow Agreement in the manner more particularly described below.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties have agreed to amend the Escrow Agreement as follows:
     Section 1. Amendments to Escrow Agreement. The Escrow Agreement is hereby amended as follows:
     (a) Section 1 of the Escrow Agreement is hereby amended by replacing the reference in such Section to “$5,000,000” with “$9,000,000”.
     (b) Section 3 of the Escrow Agreement is hereby amended by deleting the text of such Section in its entirety and replacing it with the following:
     “Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:
     HSS and Emageon hereby agree that Emageon shall be entitled to the entire amount of the Escrow Property, including any interest or investment proceeds thereof, in the event that the closing under that certain agreement and plan of merger by and among HSS, HSS Acquisition Corp. and Emageon, dated as of October 13, 2008, as amended by Amendment No. 1 thereto dated as of December 29, 2008, a copy of which is attached hereto as Exhibit A, (the “Merger Agreement”) does not occur by the close of business on February 11, 2009 for any reason other than as a result of (i) the termination of the Merger Agreement by either HSS or Emageon pursuant to Section 7.2(c) thereof or (ii) termination of the Merger Agreement by HSS pursuant to Section 7.3(a) thereof. HSS and Emageon hereby instruct the Escrow Agent to release the entire amount of the Escrow Property (including interest and investment proceeds) to Emageon (or otherwise as Emageon shall direct in writing) on February 12, 2009, unless HSS shall have provided written evidence to Escrow Agent on or before such date that the Merger Agreement has been terminated under the limited circumstance described in the immediately preceding sentence (a “Triggering Termination”), in which case the Default Release Instructions (as defined below) shall apply.
In the event the Escrow Agent receives timely written notice of a Triggering Termination, Escrow Agent shall disburse the Escrow Property only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both Depositors and that instructs the Escrow Agent as to the disbursement of the Escrow Property, or (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either of the Depositors, that instructs the Escrow Agent as to the disbursement of the Escrow Property (the actions described in clause (i) and (ii) being, the “Default Release Instructions”).
     Section 2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Amendment .
     Section 3. No Other Amendments. Except as set forth herein, the terms and provisions of the Escrow Agreement shall remain in full force and effect. On or after the date of this Amendment, each reference in the Escrow Agreement to “this Escrow Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Escrow Agreement shall mean and be a reference to the Escrow Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Escrow Agreement.
     Section 4. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

[Signature Page to Amendment No. 1 to Deposit Escrow Agreement]
     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by a duly authorized officer as of the day and year first written above.

HEALTH SYSTEMS SOLUTIONS, INC.		EMAGEON INC.

By:	/s/ Stan Vashovsky	/s/ John W. Wilhoite
	Name: Stan Vashovsky	Name: John W. Wilhoite
	Title: Chief Executive Officer	Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Escrow Agent
By:	/s/ Thomas Hacker
	Name:	Thomas Hacker
	Title:	Vice President